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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the Quarterly Report of MPSI Systems Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), Ronald G. Harper, as Chief Executive Officer of the Company, and James C. Auten, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                  /s/ Ronald G. Harper
                                          --------------------------------------
                                          Ronald G. Harper, President
                                          (Chief Executive Officer)

                                          Date: November 13, 2003

                                                  /s/ James C. Auten
                                          --------------------------------------
                                          James C. Auten, Vice President
                                          (Chief Financial Officer)

                                          Date: November 13, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.